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Exhibit 99.2

Nurix Therapeutics Outlines 2026 Goals and Objectives for Advancing Bexobrutideg and Its Pipeline of Novel Degrader-Based Medicines in Cancer and Autoimmune Diseases

Execute a pivotal program for potential best-in-class BTK degrader, bexobrutideg, including Phase 2 and confirmatory Phase 3 studies to support global registration in relapsed/refractory chronic lymphocytic leukemia (r/r CLL)

Expand bexobrutideg into autoimmune and inflammatory indications, targeting IND submission in 2026 with a new tablet formulation

Advance a growing portfolio of partnered inflammation and immunology programs, including potent and selective degraders of IRAK4 and STAT6

Leverage DEL-AI platform to drive discovery against high-value targets across internal and partnered programs

BRISBANE, CA, January 12, 2026 -- Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines in oncology and autoimmune diseases, today highlighted the Company’s achievements in 2025 and outlined key objectives and anticipated milestones for 2026, which will be the subject of Nurix’s corporate update at the 44th Annual J.P. Morgan Healthcare Conference today at 4:30 p.m. PT, in San Francisco.

“2025 was a defining year for Nurix, having advanced our potentially best-in-class BTK degrader, bexobrutideg, into pivotal development for patients with relapsed or refractory CLL,” said Arthur T. Sands, president and chief executive officer of Nurix. “As we enter 2026, we are focused on executing the DAYBreak CLL-201 study and initiating the confirmatory Phase 3 trial, DAYBreak CLL-306. We are also excited to advance our pipeline of wholly owned and partnered programs in inflammation and autoimmune diseases, including our new tablet formulation of bexobrutideg, our IRAK4 degrader program partnered with Gilead, and our STAT6 degrader program partnered with Sanofi. With our pivotal DAYBreak program underway, a strong balance sheet, and multiple catalysts across oncology and immunology, we believe Nurix is exceptionally well positioned to make 2026 a transformative year for the Company and the field of targeted protein degradation.”

2025 Select Accomplishments and Business Highlights

Potential Best-in-Class BTK degrader, Bexobrutideg, in CLL

•Presented new and updated clinical and preclinical data supporting a potential best-in-class BTK degrader profile. New and updated clinical data were presented in December 2025 at the 67th American Society of Hematology Annual Meeting (ASH2025) that provide a maturing clinical picture of bexobrutideg’s efficacy, durability, and tolerability. Highlights included an 83% objective response rate, including two complete responses (4.3%) in CLL patients with a median of four prior lines of treatment. Responses were durable and deepened over time with a median progression-free survival estimated at 22.1 months, which is highly competitive with currently approved agents in a similar line of therapy. Bexobrutideg was well tolerated with no dose-limiting toxicities across all doses tested. New preclinical data were presented in October 2025 that support bexobrutideg’s potential best-in-class BTK degrader profile, demonstrating superior degradation potency, broad coverage of clinically relevant BTK mutations, and exquisite selectivity. These findings strengthen the Company’s conviction that bexobrutideg may prove to be a clinically superior medicine for the treatment of patients with CLL and other B-cell driven diseases.

•Successfully addressed FDA’s Project Optimus with the selection of the 600 mg once daily dose for pivotal development in r/r CLL. The selection of the 600 mg dose was supported by data from a randomized cohort within the Phase 1b study comparing 200 mg and 600 mg in accordance with Project Optimus and reflects alignment with global regulators, including the U.S. Food and Drug Administration, the UK Medicines and Healthcare products Regulatory Agency, and the European Medicines Agency. The results, subsequently reported at ASH2025, demonstrated a trend toward a higher objective response rate and longer progression-free survival with the 600 mg dose without an increase in adverse events. The clearance by regulators of the 600 mg dose allows Nurix to optimize bexobrutideg’s therapeutic effect, providing patients the opportunity to regain control of CLL that has progressed or has failed to respond to other therapies.

•Initiated pivotal clinical development in patients with relapsed or refractory CLL. In October 2025, Nurix initiated enrollment in the DAYBreak CLL-201 pivotal Phase 2 study (NCT07221500). This single-arm, global study is evaluating bexobrutideg at 600 mg once daily in patients with relapsed or refractory CLL whose disease progressed following treatment with a BTK inhibitor and a BCL2 inhibitor. The trial is designed to support accelerated approval of bexobrutideg in triple-exposed CLL/SLL patients. Nurix plans to initiate a randomized confirmatory Phase 3 trial in 2026 to support full approval of bexobrutideg.

First-in-class CBL-B Inhibitor NX-1607

•Presented positive Phase 1a clinical data demonstrating immune activation and clinical activity. New Phase 1a clinical data for NX-1607 were presented at the European Society for Medical Oncology (ESMO) Congress in October and the 2025 Society for Immunotherapy of Cancer (SITC) Annual Meeting in November, demonstrating dose-dependent pharmacologic activity and signals of clinical activity across a diverse set of 82 patients with eleven different tumor types. Clinical activity was observed through reductions in tumor-specific biomarkers such as prostate-specific antigen (PSA) in prostate cancer and carcinoembryonic antigen (CEA) in colorectal cancer. Notably, there was a confirmed partial response in a patient with micro-satellite stable colorectal cancer (MSS CRC), a tumor type typically unresponsive to immune checkpoint therapy. As anticipated, treatment with NX-1607 led to increased peripheral T cell activation and proliferation, indicating active T-cell receptor engagement and immune responsiveness, suggesting its potential as an active immune-oncology agent with a unique mechanism distinct from PD-1/PD-L1 therapies.

Advancing Pipeline in Inflammation and Autoimmune Diseases

•Introduced new tablet formulation of bexobrutideg into Phase 1 testing to support an IND for inflammation and autoimmune indications. In 2025, Nurix initiated a Phase 1 single ascending and multiple ascending dose (SAD/MAD) study to evaluate pharmacokinetics

(PK), pharmacodynamics (PD), and safety of a new tablet formulation of bexobrutideg. This study is intended to support an IND filing and enable expansion into inflammatory and autoimmune indications beginning in 2026.

•Partner Gilead initiated Phase 1 testing of IRAK-4 degrader. In April 2025, Nurix announced that the FDA cleared the Investigational New Drug (IND) application for GS-6791 (previously NX-0479), a novel, potentially best-in-class oral degrader of IRAK4 being developed in collaboration with Gilead Sciences. GS-6791 is designed to selectively degrade IRAK4, a key signaling protein that drives inflammation in autoimmune and inflammatory diseases. Gilead subsequently initiated an ongoing Phase 1 trial in healthy volunteers, the results of which will inform Nurix’s option for a 50/50 co-development and U.S. profit share.

•Partner Sanofi advanced STAT6 degrader program into IND enabling studies: In June 2025, Nurix announced that Sanofi exercised its option to extend its license for Nurix’s STAT6 program, including the development candidate NX-3911. NX-3911 is an oral, highly selective degrader of STAT6, a key transcription factor within the IL-4/IL-13 signaling pathways that drive inflammation in allergic and type 2 inflammatory conditions, which currently is in IND enabling studies. Sanofi is responsible for all development activities, and Nurix retains an option for a 50/50 U.S. profit share and co-promotion after initial clinical proof of concept.

Corporate and Leadership

•Strengthened financial position to support execution of bexobrutideg pivotal program and expansion into inflammation and autoimmune disease. In October 2025, Nurix closed an underwritten registered offering of 24,485,799 shares of its common stock, providing gross proceeds to Nurix of $250.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Nurix. In addition, Nurix earned $47.0 million in non-dilutive capital through its strategic collaborations with Gilead, Sanofi and Pfizer. Nurix is well capitalized with pro forma cash/investments of $663.8 million1.

•Strengthened leadership with appointments of chief commercial officer and new board members with deep experience in drug development and commercialization. In 2025, Nurix announced the hiring of John Northcott as chief commercial officer, bringing extensive U.S. and global commercial leadership experience, including both pre-launch planning and on-market commercialization in hematology, oncology and a wide range of other therapeutic areas. In addition Nurix also appointed two board members: Roy Baynes, MB.Bch., M.Med., Ph.D., who has extensive experience in the development of innovative, blockbuster medicines during a distinguished career in hematology and oncology, and Roger Dansey, M.D., senior leader in drug development and operations with over 25 years of executive experience in pharmaceutical and biotech companies across both U.S. and international markets.

2026 Outlook: Executing the Next Phase of Growth

•Execute pivotal development pathway in CLL:
•Enrollment of pivotal Phase 2 trial – DAYBreak CLL-201
•Initiation of a confirmatory Phase 3 study in patients with r/r CLL in the 2L+ setting comparing bexobrutideg monotherapy to pirtobrutinib - DAYBreak CLL-306
•Initiation of a Phase 1b/2 clinical study in patients with CLL in combination with other therapeutic agents including venetoclax (BCL-2 inhibitor)

•Advance Degrader Programs in I&I:
•Bexobrutideg – data from new tablet formulation SAD/MAD study supporting IND in I&I
•GS-6791 IRAK4 degrader – potential Phase 1 results2
•NX-3911 STAT6 degrader – potential IND filing by Sanofi2

•Report Ongoing Clinical Data Updates:
•Bexobrutideg Phase 1a/b CLL cohorts
•Bexobrutideg Phase 1a/b NHL cohorts
•Zelebrudomide Phase 1a cohorts

•Progress Research and Development Pipeline:
•Leverage DEL-AITM platform to fuel wholly owned and partnered drug discovery programs
•Earn additional research milestones and potential licensing fees from its collaborations with Gilead, Sanofi, and Pfizer

1Represents cash balance as of August 31, 2025, plus the net proceeds from the October 2025 registered direct offering

2Statements include Nurix estimate for partnered programs using industry standard timelines based on current stage of development (not official guidance of partners).

About Bexobrutideg (NX-5948)
Bexobrutideg is an investigational, orally bioavailable, brain penetrant, highly selective small molecule degrader of BTK currently being evaluated in the DAYBreak CLL-201 clinical trial (NCT07221500), a pivotal single-arm Phase 2 study of bexobrutideg in patients with relapsed or refractory chronic lymphocytic leukemia. Bexobrutideg also continues to be studied in the NX-5948-301 Phase 1a/1b clinical trial (NCT05131022) in patients with relapsed or refractory B cell malignancies.

About NX-1607
NX-1607 is an investigational first-in-class oral inhibitor of the E3 ligase Casitas B-lineage lymphoma proto-oncogene B (CBL-B) being developed for immuno-oncology indications, including a range of solid tumor types. CBL-B is a cytoplasmic E3 ubiquitin ligase that negatively regulates T cell activation, making it an attractive target for immuno-oncology and offering a novel therapeutic approach to treat solid tumors. Inhibition of CBL-B in preclinical studies reverses T cell exhaustion, alleviates tumor induced immunosuppression, and may also exert direct antitumor effects. Nurix is evaluating NX-1607 in an ongoing Phase 1 trial in adults in a range of oncology indications. This study includes a thorough investigation of both dose and schedule in the Phase 1a portion. Additional information on the NX-1607 clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, the next frontier in innovative drug design aimed at improving treatment options for patients with cancer and autoimmune diseases. Nurix’s wholly owned, clinical stage pipeline includes degraders of Bruton’s tyrosine kinase (BTK), a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B (CBL-B), an E3 ligase that regulates activation of multiple immune cell types including T cells and NK cells. Nurix also is advancing multiple potentially first-in-class or best-in-class degraders and degrader antibody conjugates (DACs) in its preclinical pipeline. Nurix’s partnered drug discovery pipeline consists of a preclinical stage degrader of STAT6 in collaboration with Sanofi, and a clinical stage degrader of IRAK4 in collaboration with Gilead, as well as multiple additional programs under collaboration agreements with Gilead Sciences, Inc., Sanofi S.A. and Pfizer Inc., within which Nurix retains certain options for co-development, co-commercialization and profit sharing in the United States for multiple drug candidates. Powered by a fully AI-integrated discovery engine capable of tackling any protein class, and coupled with unparalleled ligase expertise, Nurix’s dedicated team has built a formidable advantage in translating the science of targeted protein degradation into clinical advancements. Nurix aims to establish degrader-based treatments at the forefront of patient care, writing medicine’s next chapter with a new script to outmatch disease. Nurix is headquartered in Brisbane, California. For additional information visit http://www.nurixtx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding: Nurix’s future plans, prospects and strategies, including its plans for the development of bexobrutideg, zelebrudomide and NX-1607; Nurix’s plans to expand bexobrutideg into autoimmune and inflammatory indications; the tolerability, safety profile, therapeutic potential and other advantages of Nurix’s drug candidates; the planned timing and conduct of the clinical trials for Nurix’s drug candidates; the planned timing for the provision of updates and findings from Nurix’s clinical studies; Nurix’s plans and expectations for its collaborations and partnered programs; the potential benefits of Nurix’s collaborations, including potential milestone and sales-related payments; and the potential advantages of Nurix’s DEL-AI platform. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) the risks inherent in the drug development process, including the unexpected emergence of adverse events or other undesirable side effects during clinical development; (ii) uncertainties related to the timing and results of clinical trials; (iii) whether Nurix will be able to fund its research and development activities and achieve its research and development goals; (iv) uncertainties related to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future potential product sales; (v) the impact of economic and market conditions and global and regional events on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (vi) whether Nurix will be able to protect intellectual property and (vii) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the

fiscal period ended August 31, 2025, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts:

Investors
Kris Fortner
Nurix Therapeutics, Inc.
Kfortner@nurixtx.com

Sylvia Wheeler
Wheelhouse Life Science Advisors
swheeler@wheelhouselsa.com

Media
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

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